Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS POSTS STRONG FIRST QUARTER

LAKE ZURICH, ILLINOIS, April 26, 2022 - ACCO Brands Corporation (NYSE: ACCO) today announced its first quarter results for the period ended March 31, 2022.

•
Net sales were $441.6 million, up 7.6 percent; comparable sales were up 11.2 percent with all segments posting increases
•
EPS was $(0.03) versus $(0.21) in 2021; adjusted EPS was $0.11, up 10.0 percent
•
Strong recovery in International segment, especially in Brazil and Mexico
•
Continued sales momentum in North America and EMEA

"We had an excellent first quarter, with sales and profits above our expectations. Our performance is a result of the strategic transformation of our Company towards sustainable comparable sales growth and demonstrates the benefits of our geographic diversity and balance, the strength of our brands, and skillful execution by our employees. All segments delivered meaningful comparable sales growth. These results give us strong momentum going into our very important back-to-school season and reinforce our outlook for a record year," said Boris Elisman, Chairman and Chief Executive Officer of ACCO Brands.

First Quarter Results

Net sales increased 7.6 percent to $441.6 million from $410.5 million in 2021. Comparable sales increased 11.2 percent. Both reported and comparable sales were driven by higher sales prices and increased volume, primarily from strong demand for school products, computer accessories, and business products. Adverse foreign exchange reduced net sales $14.9 million, or 3.6 percent.

Operating income was $6.8 million versus an operating loss of $1.1 million in 2021. The increase was a result of $6.5 million of lower charges for the contingent consideration and inventory step-up related to the PowerA acquisition, as well as $3.6 million of lower restructuring costs. Adjusted operating income was $22.6 million compared with $24.6 million in the prior year as inflation was not sufficiently offset with price increases, especially in EMEA. Foreign exchange reduced operating income $1.2 million.

The Company reported a net loss of $2.7 million, or $(0.03) per share, compared with a net loss of $20.4 million, or $(0.21) per share, last year. The improvement was due to higher operating income, $3.5 million of lower interest expense, and non-recurrence of $12.0 million of other expense related to the debt refinancing in 2021. Adjusted net income was $10.4 million compared with $10.0 million in 2021. Adjusted earnings per share were $0.11 compared with $0.10 in 2021.

Business Segment Results

ACCO Brands North America - Sales and comparable sales of $208.5 million increased 10.4 percent from $188.8 million in 2021, primarily due to higher prices and volume increases in school products, computer accessories, and business products.

Operating income was $13.9 million versus an operating loss of $0.7 million in 2021. Adjusted operating income of $19.8 million increased from $11.2 million in 2021. Both increases primarily were due to higher sales.

ACCO Brands EMEA - Sales of $156.1 million decreased 0.5 percent from $156.9 million in 2021, primarily due to adverse foreign exchange of $12.4 million, or 7.9 percent. Comparable sales of $168.5 million increased 7.4 percent mainly due to price increases and higher volume, primarily from computer accessories and business products.

Operating income of $5.6 million decreased from $16.8 million in 2021 due to inflation that exceeded the benefit of price increases and $0.8 million from unfavorable foreign exchange. Adjusted operating income decreased to $9.1 million from $21.2 million in 2021 for the same reasons.

ACCO Brands International - Sales of $77.0 million increased 18.8 percent from $64.8 million in 2021 due to increased volume, particularly in Brazil and Mexico from a return to in-person education, and price increases. Adverse foreign exchange was $2.5 million. Comparable sales were $79.5 million, up 22.7 percent, for the same reasons.

Operating income of $4.2 million increased from $0.6 million in 2021 due to higher sales, lower bad debt reserves, the benefit of long-term cost reductions, and price increases, partially offset by inflation.

Adjusted operating income of $6.2 million increased from $3.1 million due to those same factors. Foreign exchange reduced operating income $0.4 million.

Capital Allocation and Dividend

For the quarter, the Company had $104.2 million of net cash outflow from operating activities and used $107.6 million of free cash flow, including capital expenditures of $3.4 million. The Company paid $7.3 million in dividends.

On April 25, 2022, ACCO Brands' board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on June 22, 2022, to stockholders of record as of the close of business on May 27, 2022.

Full Year 2022 Outlook

"Our momentum from 2021 carried through the first quarter. We expect a strong back-to-school sell-in in the second quarter and continued good execution as we deal with ongoing inflation and supply chain issues. We expect to have another year of record sales, record adjusted earnings per share, and significant free cash flow growth," concluded Elisman.

The Company is adjusting its full year outlook to reflect first quarter results, improved business expectations, and a more negative foreign exchange impact.

	Current	Prior
Comparable Net Sales Growth	3.5% to 8.5%	2.0% to 7.0%
FX Impact on Net Sales (1)	(2.5)%	(1.0)%
Reported Net Sales Growth	1.0% to 6.0%	1.0% to 6.0%
Comparable Adjusted EPS	$1.52 to $1.62	$1.50 to $1.60
FX impact on Adjusted EPS (1)	$(0.04)	$(0.02)
Adjusted EPS	$1.48 to $1.58	$1.48 to $1.58
Free Cash Flow (2)	$165M	$165M
Adjusted Tax Rate	Approximately 29%	Approximately 29%
Bank Net Leverage	Less than 3.0x	Less than 3.0x
(1) Based on spot rates as of 4/15/2022
(2) FCF approximately $165M (approximately $190M cash from operations minus $25M capex)

Webcast

At 8:30 a.m. EDT on April 27, 2022, ACCO Brands Corporation will host a conference call to discuss the Company's first quarter 2022 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Esselte®, Five Star®, GBC®, Kensington®, Leitz®, Mead®, PowerA®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding both the near-term and long-term impact of the COVID-19 pandemic; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of fluctuations in foreign currency and acquisitions and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the ongoing impact of the COVID-19 pandemic; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming business; continued disruptions in the global supply chain; risks associated with changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; the continued global shortage of microchips which are needed in our gaming and computer accessories businesses; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other reports we file with the Securities and Exchange Commission (“SEC”).

For further information:

Christine Hanneman	Julie McEwan
Investor Relations	Media Relations
(847) 796-4320	(937) 974-8162

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$91.3	$41.2
Accounts receivable, net	341.7	416.1
Inventories	471.4	428.0
Other current assets	50.6	39.6
Total current assets	955.0	924.9
Total property, plant and equipment	612.3	656.4
Less: accumulated depreciation	(401.7)	(441.8)
Property, plant and equipment, net	210.6	214.6
Right of use asset, leases	104.3	105.2
Deferred income taxes	113.0	115.9
Goodwill	798.9	802.5
Identifiable intangibles, net	896.1	902.2
Other non-current assets	22.6	26.0
Total assets	$3,100.5	$3,091.3
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$4.0	$9.4
Current portion of long-term debt	40.8	33.6
Accounts payable	223.2	308.2
Accrued compensation	36.9	56.9
Accrued customer program liabilities	75.8	101.4
Lease liabilities	24.1	24.4
Current portion of contingent consideration	38.9	24.8
Other current liabilities	125.2	149.9
Total current liabilities	568.9	708.6
Long-term debt, net	1,109.2	954.1
Long-term lease liabilities	88.4	89.0
Deferred income taxes	142.9	145.2
Pension and post-retirement benefit obligations	211.2	222.3
Contingent consideration	0.5	12.0
Other non-current liabilities	97.9	95.3
Total liabilities	2,219.0	2,226.5
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(42.1)	(40.9)
Paid-in capital	1,911.5	1,902.2
Accumulated other comprehensive loss	(516.8)	(535.5)
Accumulated deficit	(472.1)	(462.0)
Total stockholders' equity	881.5	864.8
Total liabilities and stockholders' equity	$3,100.5	$3,091.3

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2022	2021	% Change
Net sales	$441.6	$410.5	7.6%
Cost of products sold	322.0	295.0	9.2%
Gross profit	119.6	115.5	3.5%
Operating costs and expenses:
Selling, general and administrative expenses	98.8	94.0	5.1%
Amortization of intangibles	11.1	12.0	(7.5)%
Restructuring charges	0.3	3.9	(92.3)%
Change in fair value of contingent consideration	2.6	6.7	NM
Total operating costs and expenses	112.8	116.6	(3.3)%
Operating income (loss)	6.8	(1.1)	NM
Non-operating expense (income):
Interest expense	9.7	13.2	(26.5)%
Interest income	(1.4)	(0.1)	NM
Non-operating pension income	(1.4)	(0.8)	75.0%
Other expense, net	0.9	12.9	(93.0)%
Loss before income tax	(1.0)	(26.3)	96.2%
Income tax expense (benefit)	1.7	(5.9)	NM
Net loss	$(2.7)	$(20.4)	86.8%

Per share:
Basic income per share	$(0.03)	$(0.21)	85.7%
Diluted income per share	$(0.03)	$(0.21)	85.7%

Weighted average number of shares outstanding:
Basic	96.2	95.1
Diluted	96.2	95.1

Cash dividends declared per common share	$0.075	$0.065

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31,
	2022	2021
Gross profit (Net sales, less Cost of products sold)	27.1%	28.1%
Selling, general and administrative expenses	22.4%	22.9%
Operating income (loss)	1.5%	(0.3)%
Loss before income tax	(0.2)%	(6.4)%
Net loss	(0.6)%	(5.0)%
Income tax rate	(170.0)%	22.4%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
Operating activities
Net loss	$(2.7)	$(20.4)
Amortization of inventory step-up	—	2.4
Change in fair value of contingent liability	2.6	6.7
Depreciation	9.9	9.6
Amortization of debt issuance costs	0.7	0.8
Amortization of intangibles	11.1	12.0
Stock-based compensation	4.9	4.8
Loss on debt extinguishment	—	3.7
Changes in balance sheet items:
Accounts receivable	84.1	34.4
Inventories	(37.3)	(54.4)
Other assets	(7.6)	(13.3)
Accounts payable	(87.5)	11.3
Accrued expenses and other liabilities	(76.5)	(27.9)
Accrued income taxes	(5.9)	(12.1)
Net cash used by operating activities	(104.2)	(42.4)
Investing activities
Additions to property, plant and equipment	(3.4)	(3.8)
Cost of acquisitions, net of cash acquired	—	18.2
Net cash (used) provided by investing activities	(3.4)	14.4
Financing activities
Proceeds from long-term borrowings	168.0	595.8
Repayments of long-term debt	(5.0)	(509.0)
(Repayments) proceeds of notes payable, net	(5.3)	6.2
Payment for debt premium	—	(9.8)
Payments for debt issuance costs	—	(9.7)
Dividends paid	(7.3)	(6.2)
Payments related to tax withholding for stock-based compensation	(1.2)	(0.9)
Proceeds from the exercise of stock options	4.3	1.9
Net cash provided by financing activities	153.5	68.3
Effect of foreign exchange rate changes on cash and cash equivalents	4.2	(1.8)
Net increase in cash and cash equivalents	50.1	38.5
Cash and cash equivalents
Beginning of the period	41.2	36.6
End of the period	$91.3	$75.1

About Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. We explain below how we calculate and use each of these non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with material acquisitions, the impact of foreign currency fluctuation and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Net Sales: Represents net sales excluding the impact of material acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable net sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable net sales as comparable sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from material acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to our material acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of intangibles, the amortization of the step-up in value of inventory, the change in fair value of contingent consideration, transaction and integration expenses associated with material acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment, and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Comparable Adjusted Net Income Per Diluted Share: Represents adjusted net income per diluted share excluding the incremental current year impact of foreign exchange. We sometimes refer to comparable adjusted net income per diluted share as comparable adjusted earnings per share.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation, excess tax benefits/losses, and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, the change in fair value of contingent consideration, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with material acquisitions, restructuring charges, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow: Represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic material acquisitions, reducing debt, and repurchasing shares.

Net Leverage Ratio: Represents balance sheet debt, plus debt origination costs and less any cash and cash equivalents divided by adjusted EBITDA. We believe that net leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

This earnings release also provides forward-looking non-GAAP comparable net sales, adjusted earnings per share, comparable adjusted earnings per share, free cash flow, adjusted EBITDA, net leverage ratio and adjusted tax rate. We do not provide a reconciliation of forward-looking comparable net sales, adjusted earnings per share, comparable adjusted earnings per share, free cash flow, adjusted EBITDA, net leverage ratio or adjusted tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended March 31, 2022 and 2021.

		Three Months Ended March 31, 2022
		SG&A	% of Sales	Operating Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$98.8	22.4%	$6.8	1.5%	$(1.0)	(0.2)%	$1.7	(170.0)%	$(2.7)	(0.6)%
Reported GAAP diluted income per share (EPS)										$(0.03)
Charge for Russia business	(A)	(1.8)		1.8		1.8		0.4		1.4
Restructuring charges		—		0.3		0.3		0.1		0.2
Amortization of intangibles		—		11.1		11.1		3.0		8.1
Change in fair value of contingent consideration	(B)	—		2.6		2.6		0.7		1.9
Operating tax gains	(H)	—		—		(0.1)		—		(0.1)
Other discrete tax items	(I)	—		—		—		(1.6)		1.6
Adjusted Non-GAAP		$97.0	22.0%	$22.6	5.1%	$14.7	3.3%	$4.3	29.0%	$10.4	2.4%
Adjusted diluted income per share (Adjusted EPS)										$0.11

		Three Months Ended March 31, 2021
		Gross Profit	% of Sales	SG&A	% of Sales	Operating (Loss) Income	% of Sales	Income before Tax	% of Sales	Income Tax (Benefit) Expense (E)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$115.5	28.1%	$94.0	22.9%	$(1.1)	(0.3)%	$(26.3)	(6.4)%	$(5.9)	22.4%	$(20.4)	(5.0)%
Reported GAAP diluted income per share (EPS)												$(0.21)
Inventory step-up amortization	(C)	2.4		—		2.4		2.4		0.6		1.8
Transaction and integration expenses	(D)	—		(0.7)		0.7		0.7		0.2		0.5
Restructuring charges		—		—		3.9		3.9		1.0		2.9
Amortization of intangibles		—		—		12.0		12.0		3.2		8.8
Change in fair value of contingent consideration	(B)	—		—		6.7		6.7		1.7		5.0
Refinancing costs	(E)	—		—		—		3.7		1.0		2.7
Bond redemption	(F)	—		—		—		9.8		2.6		7.2
Pension curtailment	(G)	—		—		—		1.4		0.4		1.0
Operating tax gain	(H)	—		—		—		(0.2)		—		(0.2)
Other discrete tax items	(I)	—		—		—		—		(0.7)		0.7
Adjusted Non-GAAP		$117.9	28.7%	$93.3	22.7%	$24.6	6.0%	$14.1	3.4%	$4.1	29.1%	$10.0	2.4%
Adjusted diluted income per share (Adjusted EPS)												$0.10

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

		Three Months Ended March 31,
		2022	2021	% Change
Net loss		$(2.7)	$(20.4)	86.8%
Inventory step-up amortization	(C)	—	2.4	(100.0)%
Transaction and integration expenses	(D)	—	0.7	(100.0)%
Stock-based compensation		4.9	4.8	2.1%
Depreciation		9.9	9.6	3.1%
Charge for Russia business	(A)	1.8	—	NM
Amortization of intangibles		11.1	12.0	(7.5)%
Restructuring charges		0.3	3.9	(92.3)%
Change in fair value of contingent consideration	(B)	2.6	6.7	(61.2)%
Pension curtailment	(G)	—	1.4	(100.0)%
Interest expense, net		8.3	13.1	(36.6)%
Other expense, net		0.9	12.9	(93.0)%
Income tax expense (benefit)		1.7	(5.9)	NM
Adjusted EBITDA (non-GAAP)		$38.8	$41.2	(5.8)%
Adjusted EBITDA as a % of Net Sales		8.8%	10.0%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

Reconciliation of Net Cash Used by Operating Activities to Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net cash used by operating activities	$(104.2)	$(42.4)
Net cash used by:
Additions to property, plant and equipment	(3.4)	(3.8)
Free cash flow (non-GAAP)	$(107.6)	$(46.2)

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)

A.
Represents charge to operating expense related to our Russia business.
B.
Represents the change in fair value of the contingent consideration for the PowerA acquisition. The change in fair value of the contingent consideration is assessed every quarter and is included as an expense in the consolidated statements of income.
C.
Represents the amortization of step-up in the value of inventory associated with the PowerA acquisition.
D.
Represents transaction and integration expenses associated with our acquisitions.
E.
Represents the write-off of debt issuance costs and other costs associated with the Company's 2021 debt refinancing and discharge of its obligations on the senior unsecured notes due in 2024.
F.
Represents a call premium on the 2021 redemption of the senior unsecured notes due in 2024.
G.
Represents a pension curtailment related to a restructuring projects.
H.
Represents gain related to the release of unneeded reserves for certain operating taxes.
I.
The adjustments to income tax expense include the effects of the adjustments outlined above and discrete tax adjustments.

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2022					2021					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$208.5	$13.9	$5.9	$19.8	9.5%	$188.8	$(0.7)	$11.9	$11.2	5.9%	$19.7	10.4%	$8.6	76.8%	360
ACCO Brands EMEA	156.1	5.6	3.5	9.1	5.8%	156.9	16.8	4.4	21.2	13.5%	(0.8)	(0.5)%	(12.1)	(57.1)%	(770)
ACCO Brands International	77.0	4.2	2.0	6.2	8.1%	64.8	0.6	2.5	3.1	4.8%	12.2	18.8%	3.1	100.0%	330
Corporate	—	(16.9)	4.4	(12.5)		—	(17.8)	6.9	(10.9)		—		(1.6)
Total	$441.6	$6.8	$15.8	$22.6	5.1%	$410.5	$(1.1)	$25.7	$24.6	6.0%	$31.1	7.6%	$(2.0)	(8.1)%	(90)

Q2:
ACCO Brands North America						$295.1	$53.8	$6.1	$59.9	20.3%
ACCO Brands EMEA						157.0	9.9	3.9	13.8	8.8%
ACCO Brands International						65.7	2.8	2.0	4.8	7.3%
Corporate						—	(16.6)	5.3	(11.3)
Total						$517.8	$49.9	$17.3	$67.2	13.0%

Q3:
ACCO Brands North America						$287.5	$34.6	$7.0	$41.6	14.5%
ACCO Brands EMEA						161.1	13.4	3.9	17.3	10.7%
ACCO Brands International						78.1	7.3	2.5	9.8	12.5%
Corporate						—	(16.7)	5.0	(11.7)
Total						$526.7	$38.6	$18.4	$57.0	10.8%

Q4:
ACCO Brands North America						$271.0	$34.2	$7.7	$41.9	15.5%
ACCO Brands EMEA						187.9	21.6	3.3	24.9	13.3%
ACCO Brands International						111.4	20.9	2.0	22.9	20.6%
Corporate						—	(13.1)	2.5	(10.6)
Total						$570.3	$63.6	$15.5	$79.1	13.9%

YTD:
ACCO Brands North America	$208.5	$13.9	$5.9	$19.8	9.5%	$1,042.4	$121.9	$32.7	$154.6	14.8%
ACCO Brands EMEA	156.1	5.6	3.5	9.1	5.8%	662.9	61.7	15.5	77.2	11.6%
ACCO Brands International	77.0	4.2	2.0	6.2	8.1%	320.0	31.6	9.0	40.6	12.7%
Corporate	—	(16.9)	4.4	(12.5)		—	(64.2)	19.7	(44.5)
Total	$441.6	$6.8	$15.8	$22.6	5.1%	$2,025.3	$151.0	$76.9	$227.9	11.3%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP
			Comparable			Comparable
	Net Sales	Currency	Net Sales	Net Sales	Currency	Net Sales	Comparable
	Change	Translation	Change	Change	Translation	Change	Net Sales
Q1 2022:
ACCO Brands North America	10.4%	— %	10.4%	$19.7	$—	$19.7	$208.5
ACCO Brands EMEA	(0.5)%	(7.9)%	7.4%	(0.8)	(12.4)	11.6	168.5
ACCO Brands International	18.8%	(3.9)%	22.7%	12.2	(2.5)	14.7	79.5
Total	7.6%	(3.6)%	11.2%	$31.1	$(14.9)	$46.0	$456.5